SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2013

Pinacle Enterprise Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-175044	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3651 Lindell Road Suite D # 356 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 620-0081

Cunnersdorfer Str. 28 Leipzig, 04318 Germany (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On April 29, 2013, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with our prior officer and director, Mikhail Kats. Pursuant to the Agreement, we transferred all assets and business operations associated with our architectural design, architectural animation, 3D modeling as well as CAD drafting and conversion services to Mr.Kats. In exchange, Mr. Kats agreed to assume and cancel all liabilities relating to our former business, including officer loans amounting to $21,376.

As a result of the Agreement, we are no longer pursuing our former business plan. Under the direction of our newly appointed officer and director, as set forth below, we intend to _pursue the sale and distribution of the Alkame brand of bottled waters, as well as other various applications for the water treatment technology_ .

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On April 29, 2013, Mikhail Kats agreed to transfer 350,000,000 of his shares of common stock to Robert Eakle for a total purchase price of $20,000. The source of the consideration paid to Mikhail Kats was the existing funds of Robert Eakle.

In connection with the sale of his controlling interest in the company, our current board of directors, comprised of Mikhail Kats, appointed Robert Eakle to the board of directors and to certain officer positions and then resigned from all officer and director positions, as discussed in Item 5.02, below.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 29, 2013 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 530,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Robert K. Eakle 3651 Lindell Road Suite D # 356 Las Vegas, Nevada 89103	350,000,000	66%
	All Officers and Directors as a Group (one person)	350,000,000	66%

	Other 5% owners
	None.

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Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Quarterly Reports on Form 10-Q, as amended, filed December 12, 2012, October 10, 2012, June 21, 2012, and in the Company’s Annual Report on Form 10-K filed May 15, 2012, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 29, 2013, the board of directors appointed Robert Eakle to our board of directors. In addition, the board appointed Mr. Eakle as President and Chief Executive Officer, to hold office until removed by the board of directors.

Following these appointments, the board accepted the resignation of Mikhail Kats as our former officer and director. There was no known disagreement with Mr. Kats regarding our operations, policies, or practices.

Robert Eakle is our newly appointed President, Chief Executive Officer, and Director. Robert has dedicated the last five years pursuing his passion for alkaline waters.

Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any written employment agreements or other formal compensation agreements with our sole officer and director. Compensation arrangements with our officers and directors are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the transactions described above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

3651 Lindell Road

Suite D # 356

Las Vegas, Nevada 89103

1 (702) 273 - 9714

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinacle Enterprise Inc.

/s/ Robert Eakle

Robert Eakle

Chief Executive Officer

Date: May 3, 2013

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